SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report: December 23, 2003

                                TRUDY CORPORATION

                                 353 Main Avenue
                           Norwalk, Connecticut 06851

                           Commission File No. 0-16056
                      Incorporated in the State of Delaware
                      Federal Identification No. 06-1007765

                            Telephone: (203) 846-2274
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Item 4.  Change in Registrant's Certifying Accountant

On December 23, 2003, pursuant to the unanimous decision of the Board of Directors of Trudy Corporation (the "Company"), the Company terminated its engagement of Abrams and Company, P.C. ("Abrams"), as its independent accountants and engaged Dworken, Hillman, LaMorte and Sterczala, P.C. ("Dworken"), as the Company's new independent accountants for the fiscal years ending March 31, 2004 and March 31, 2005. The decision to terminate the Company's relationship with Abrams did not involve a dispute with the Company over accounting policies or practices. The independent accountants' reports provided by Abrams on the Company's financial statements for the years ended March 31, 2003 and March 31, 2002, did not contain an adverse opinion or disclaimer of opinion.

In connection with the audit of the Company's financial statements for the fiscal years ended March 31, 2003 and March 31, 2002, and the review of the Company's financial statements for the quarters ended June 30 and September 30, 2003, there were no disagreements with Abrams for such annual or quarterly periods on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Abrams, would have caused Abrams to make reference to the matter in its reports.

The Company has requested Abrams to furnish the Company with a letter addressed to the Commission stating whether it agrees with the above statements. A copy of such letter is filed as an exhibit to this Form 8-K.

Item 7.  Financial Statements and Exhibits.

(c)      Exhibits.

16.1. Letter to the Securities and Exchange Commission regarding the change in independent accountants.

16.2. Letter to Trudy Corporation regarding the change in independent accountants.

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                                   SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    TRUDY CORPORATION
                                    (REGISTRANT)

Date: December 23, 2003             By: /s/ WILLIAM W. BURNHAM
                                            ------------------------------------
                                            William W. Burnham,
                                            Chairman and Chief Executive Officer



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